UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Pacira Pharmaceuticals, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy. At the Annual Meeting, the Company’s stockholders approved the Company’s Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), which, among other things: (i) increases the number of shares of common stock authorized for issuance under the 2011 plan by 2,100,000, (ii) removes the evergreen provision and (iii) requires stockholder approval prior to any repricing. The 2011 Plan had previously been adopted by the Company’s Board of Directors.

A summary of the 2011 Plan’s terms, including a discussion of awards to the Company’s executive officers under the 2011 Plan, was provided in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 24, 2012 under the heading “Proposal No. 2 — Approval of the Amended and Restated 2011 Stock Incentive Plan” and is incorporated herein by reference. A copy of the 2011 Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 5, 2012, the stock option subcommittee of the compensation committee of the Company’s Board of Directors (the “Board”) granted option awards to the following executive officers in the amounts set forth opposite his or her name. The options vest with respect 25% of the shares on the first anniversary of the date of grant and vest with respect to the remaining shares in equal successive monthly installments over the 36 months thereafter, provided that the executive officer continues to provide services to the Company over such period.

Name	Number of Shares of Common Stock Underlying Option
David Stack	350,000
James Scibetta	150,000
Taunia Markvicka	150,000
John Pratt	150,000
Gary Patou, M.D.	40,000
Lauren Riker	30,000

In addition, on June 5, 2012, the compensation committee of the Board granted the annual option award to each of the Company’s non-employee directors.  The compensation committee of the Board increased the number of shares subject to such annual option award from 5,000 shares to 7,000 shares. Subject to the non-employee director’s continued service as a director, the shares underlying the option vest in 12 equal successive monthly installments over the 12 months following the date of grant.  In the event of a change of control of liquidation or dissolution of the Company, 100% of the then unvested shares vest in full.

Item 5.07: Submission of Matters to a Vote of Security Holders

The following is a brief description and vote count of all items voted on at the Annual Meeting:

Proposal No. 1 — Election of Class I Directors. The Company’s stockholders re-elected the Company’s two Class I directors for a three-year term, to hold office until the 2015 Annual Meeting, and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold	Broker Non- Votes
Laura Brege	18,779,113	15,405	4,772,813
Luke Evnin, Ph.D.	18,779,100	15,418	4,772,813

Proposal No. 2 — Approval of the Amended and Restated 2011 Stock Incentive Plan. The Company’s stockholders approved the amendment and restatement of the Company’s 2011 Stock Incentive Plan.

For	Against	Abstain	Broker Non- Votes
18,173,264	620,133	1,121	4,772,813

Proposal No. 3 —  Ratification of the Appointment of J.H. Cohn LLP as Pacira’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012. The Company’s shareholders ratified the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non- Votes
23,551,706	700	14,925	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated 2011 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated 2011 Stock Incentive Plan